CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated June 9, 2000, which are incorporated by reference, in this Registration Statement (Form N-1A 33- 10238) of Dreyfus Premier State Municipal Bond Fund.



                                               ERNST & YOUNG LLP

New York, New York
August 23, 2000